UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

June 27, 2024

HEALTHEQUITY, INC.

Delaware	001-36568	52-2383166
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

15 West Scenic Pointe Drive
Suite 100
Draper, Utah 84020
(801) 727-1000

(Address, including Zip Code, and Telephone Number, including Area Code, of Registrant’s Principal Executive Offices)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	HQY	The NASDAQ Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
As disclosed under Item 5.07 of this Current Report on Form 8-K, on June 27, 2024, at the annual meeting of stockholders (the “Annual Meeting”) of HealthEquity, Inc. (the “Company”), the stockholders of the Company approved the HealthEquity, Inc. 2024 Equity Incentive Plan (the “2024 Plan”). The 2024 Plan was previously adopted by the board of directors of the Company (the “Board”) on April 25, 2024, subject to stockholder approval. As a result of such approval, no further awards will be made under the Company’s 2014 Equity Incentive Plan. Subject to adjustment as provided in the 2024 Plan, the aggregate number of shares of the Company’s common stock reserved and available for issuance pursuant to awards granted under the 2024 Plan is 4,085,000. All employees and consultants of the Company and its subsidiaries and all non-employee directors of the Company are eligible to receive awards under the 2024 Plan, as determined by the Talent, Compensation and Culture Committee of the Board (the “Committee”) or the Board of Directors. The Committee will administer the 2024 Plan. Awards under the 2024 Plan may be granted in any one or a combination of the following forms: incentive stock options; nonstatutory stock options; restricted stock; restricted stock units; stock appreciation rights; performance stock awards; and other stock-based awards. The 2024 Plan is described in greater detail in the Company’s definitive proxy statement for the Annual Meeting, filed with the Securities and Exchange Commission on May 17, 2024 (the “Proxy Statement”), under the caption “Proposal No. 4, Approval of the HealthEquity, Inc. 2024 Equity Incentive Plan,” which description is incorporated herein by reference. The description of the 2024 Plan contained in the Proxy Statement and the foregoing description of the 2024 Plan are qualified in their entirety by reference to the full text of the 2024 Plan, which is filed herewith as Exhibit 10.1 hereto and incorporated herein by reference.
Item 5.07    Submission of Matters to a Vote of Security Holders.
On June 27, 2024, the Company held its 2024 Annual Meeting. As of the close of business on May 3, 2024, the record date for the Annual Meeting, 87,009,915 shares of common stock of the Company were issued and outstanding and entitled to vote at the Annual Meeting. At the Annual Meeting, the stockholders voted on four proposals, each of which is described in more detail in the Company’s definitive proxy statement on Schedule 14A filed with the U.S. Securities and Exchange Commission on May 17, 2024. Stockholders approved each of the proposals presented for a vote. The tables below set forth the number of votes cast for and against, and the number of abstentions or broker non-votes, for each matter voted upon by the Company’s stockholders.
Proposal 1. The election of ten directors to hold office until the 2025 Annual Meeting of Stockholders and until their successors are duly elected and qualified.

	For	Against	Abstain	Broker Non-Votes
Robert Selander	76,943,718	1,540,430	75,377	3,774,705
Jon Kessler	78,241,749	266,516	51,260	3,774,705
Stephen Neeleman, M.D.	77,945,113	563,212	51,200	3,774,705
Paul Black	78,192,846	312,010	54,669	3,774,705
Adrian Dillon	78,224,099	280,669	54,757	3,774,705
Evelyn Dilsaver	77,717,584	787,566	54,375	3,774,705
Debra McCowan	77,744,695	744,453	70,377	3,774,705
Rajesh Natarajan	78,296,897	207,611	55,017	3,774,705
Stuart Parker	78,235,908	252,677	70,940	3,774,705
Gayle Wellborn	77,964,390	540,134	55,001	3,774,705
Proposal 2. The ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending January 31, 2025. There were no broker non-votes for this proposal.

For	Against	Abstain
81,967,216	303,024	63,990

Proposal 3. The approval, on a non-binding, advisory basis, of the fiscal 2024 compensation paid to the Company’s named executive officers.

For	Against	Abstain	Broker Non-Votes
77,359,793	1,140,611	59,121	3,774,705
Proposal 4. The approval of the HealthEquity, Inc. 2024 Equity Incentive Plan.

For	Against	Abstain	Broker Non-Votes
75,111,856	3,360,458	87,211	3,774,705

Item 9.01    Financial Statements and Exhibits
(d) Exhibits

Exhibit No.	Description
10.1	HealthEquity, Inc. 2024 Equity Incentive Plan
104	Cover Page Interactive Data File (formatted in Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEALTHEQUITY, INC.
Date: June 27, 2024	By:	/s/ James Lucania
	Name:	James Lucania
	Title:	Executive Vice President and Chief Financial Officer